EXHIBIT 99-5

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 11-K
ANNUAL REPORT

Pursuant to Section 15(d) of the
Securities Exchange Act of 1934

For the fiscal year ended December 31, 2001

The Southern Connecticut Gas Company
Target Plan

(Full title of the plan)

Energy East Corporation

(Name of issuer of the securities held pursuant to the plan)

P.O. Box 12904, Albany, New York 12212-2904

(Address of principal executive office)

REQUIRED INFORMATION

The Southern Connecticut Gas Company Target Plan ("Plan") is subject to the Employee Retirement Income Security Act of 1974 ("ERISA"). Therefore, in lieu of the requirements of Items 1-3 of Form 11-K, the financial statements of the Plan for the two fiscal years ended December 31, 2001 and 2000 and supplemental schedule, which have been prepared in accordance with the financial reporting requirements of ERISA, are attached hereto as Appendix 1 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Committee to administer the Plan has duly caused this Annual Report to be signed by the undersigned hereunto duly authorized.

The Southern Connecticut Gas Company Target Plan

By	/s/Vincent L. Ammann	March 25, 2002
Vincent L. Ammann Committee Member
By	/s/Richard R. Benson	March 25, 2002
Richard R. Benson Committee Member
By	/s/Joseph L. Vicidomino	March 25, 2002
Joseph L. Vicidomino Committee Member

APPENDIX 1

THE SOUTHERN CONNECTICUT GAS COMPANY TARGET PLAN

FINANCIAL STATEMENTS AS OF AND
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
SUPPLEMENTAL SCHEDULE AS OF AND FOR THE YEAR ENDED
DECEMBER 31, 2001 AND REPORT OF THE INDEPENDENT ACCOUNTANTS

The Southern Connecticut Gas Company Target Plan
Index to Financial Statements and Supplemental Schedule

Report of Independent Accountants	1
Financial Statements: Statements of Net Assets Available for Benefits - - December 31, 2001 and 2000	2
Statements of Changes in Net Assets Available for Benefits - - Years Ended December 31, 2001 and 2000	3
Notes to Financial Statements	4
Supplemental Schedule*: Schedule I - Schedule of Assets (Held at End of Year)	8
Consent of Independent Accountants	9

*Other supplemental schedules required by Section 2520.130-10 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

Report of Independent Accountants

To the Participants and Administrative Committee of
The Southern Connecticut Gas Company Target Plan

In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of The Southern Connecticut Gas Company Target Plan (the "Plan") at December 31, 2001 and 2000, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets (held at end of year) is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated, in all material respects in relation to the basic financial statements taken as a whole.

PricewaterhouseCoopers LLP

New York, New York
March 4, 2002

The Southern Connecticut Gas Company Target Plan
Statements of Net Assets Available for Benefits
December 31, 2001 and 2000

	2001	2000
Assets:
Investments, at fair value:
Registered Investment Companies	$21,565,391	$29,994,421
Company Stock Fund	5,056,829	5,520,612
Common/Collective Trust	26,087,088	-
Guaranteed Investment Contracts	-	19,441,985
Participant Loans	1,340,777	1,468,675
Total investments	54,050,085	56,425,693
Accrued investment income	-	1,738
Participant contributions	-	47,878
Employer contributions	-	6,379
Total receivables	-	55,995
Total Assets	54,050,085	56,481,688
Liabilities:
Contributions refundable to participants	-	265
Total liabilities	-	265
Net assets available for benefits	$54,050,085	$56,481,423

See notes to financial statements.

The Southern Connecticut Gas Company Target Plan
Statements of Net Assets Available for Benefits
December 31, 2001 and 2000

	2001	2000
Additions:
Investment income:
Net appreciation (depreciation) in fair value of investments	$(2,021,874)	$(1,837,815)
Interest and dividends	1,145,437	1,606,858
	(876,437)	(230,957)
Contributions:
Participant	1,902,645	2,053,409
Employer	619,520	665,566
	2,522,165	2,718,975
Total additions	1,645,728	2,488,018
Deductions:
Benefits paid to participants	4,070,567	5,065,813
Administrative expenses	6,499	16,478
Total deductions	4,077,066	5,082,291
Net increase (decrease)	(2,431,338)	(2,594,273)
Net assets available for benefits: Beginning of year	56,481,423	59,075,696
End of year	$54,050,085	$56,481,423

See notes to financial statements.

The Southern Connecticut Gas Company Target Plan
Notes to Financial Statements
December 31, 2001 and 2000

1.   DESCRIPTION OF THE PLAN

The following description of The Southern Connecticut Gas Company (the "Company") Target Plan (the "Plan") provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions. The following description does not include Plan changes effective on or after January 1, 2002.

General

The Plan is a defined contribution plan covering all employees who have one year of service and are age twenty-one or more. Effective February 8, 2000, the parent of the Company was merged into and became a wholly-owned subsidiary of Energy East Corporation ("Energy East"), in accordance with an agreement and plan to merge (the "Merger") the parent of the Company entered into with Energy East in April 1999. Energy East, the parent corporation of the Company, through its subsidiaries, delivers electricity and natural gas to retail customers and provides electricity, natural gas, energy management and other services to retail and wholesale customers in the Northeast.

The Plan was established by the Company under the provisions of Section 401(a) of the Internal Revenue Code (the "Code"), and it includes a qualified cash or deferred arrangement as described in Section 401(k) of the Code for the benefit of eligible employees of the Company. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Plan Administrator is the Company and an Administrative Committee has been appointed to serve as manager of the Plan.

Effective July 2, 2001, the Company changed recordkeepers from the Merrill Lynch Trust Company ("Merrill Lynch") to Putnam Fiduciary Trust Company ("Putnam"). Effective with this change, Putnam was appointed trustee of the Plan and assets invested with Merrill Lynch were transferred to or liquidated and reinvested with Putnam.

Contributions

Contributions to the Plan are made by both participants and the Company. Participants who are current employees may make a contribution of 2% to 6% of their base salary ("Basic Contribution") and may make an additional contribution of 1% to 10% of their base salary, on either a tax-deferred or taxable basis. A participant's total pre-tax and after-tax contributions may be further limited by certain provisions of the Code. Upon enrollment in the Plan, participants may direct contributions in 10% increments among investment choices offered by the Plan. Subsequent to enrollment, participants can change the contribution direction in any whole percentage increments.

Vesting

Participants are vested immediately in the current value of their contributions plus actual earnings thereon. Vesting in the Company's contribution portion of their account is based on years of credited service. A participant is 100% vested after five years of credited service.

The Southern Connecticut Gas Company Target Plan
Notes to Financial Statements
December 31, 2001 and 2000

1.   DESCRIPTION OF THE PLAN (Continued)

Participant Loans

Participants may borrow from their account a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50% of their account balance, whichever is less. The loans are secured by the balance in the participant's account and bear interest at rates which are commensurate with local prevailing rates as determined by the Plan Administrative Committee at the time of the loan. Principal and interest is paid ratably through payroll deductions. If a participant's employment terminates for any reason, the loan will become immediately due and payable and must be paid within 90 days from the date of termination.

Participant Accounts

The account of each participant reflects a separate record of participant and Company contributions, withdrawals, loans and allocation of investment income, including investment gains and losses. Allocations are based upon participant account balances, as described in the Plan document. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

Benefit Payments

On termination of service due to retirement, disability or death, an election can be made to receive either a lump sum amount equal to the value of the participant's vested interest in their account, or periodic installments over a reasonable period of time not to exceed the participant's life expectancy or the joint and survivor life expectancy of the participant and their designated beneficiary at the commencement of the installments, or a combination of a single sum payment and periodic installments.

For termination of service for other reasons, the participant may receive the value of the vested interest in their account as a lump sum distribution.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements are prepared on an accrual basis and in conformity with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of additions and deductions during the reporting period. Actual results could differ from those estimates.

Investment Valuation and Income Recognition

The Plan's investments are stated at fair value. Shares of registered investment companies are valued at the net asset value of shares held by the Plan at year-end. Units of common/collective trust funds are valued at the net asset value of units held by the Plan at year-end.

The Southern Connecticut Gas Company Target Plan
Notes to Financial Statements
December 31, 2001 and 2000

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investment Valuation and Income Recognition (Continued)

The Company Stock Fund, comprised solely of Energy East common stock, is valued at its quoted market price at year end. Participant loans are valued at cost, which approximates fair value.

Purchases and sales of investments are recorded on a trade-date basis. Interest income is accrued when earned. Dividend income is recorded on the ex-dividend date.

The Southern Connecticut Gas Company Stable Value Fund ("SCG Stable Value Fund") is a combination of shares of the Putnam Stable Value Fund, a common/collective fund maintained by Putnam, and the Plan's remaining individually negotiated contracts held in the Plan prior to July 2, 2001, which will mature by 2003. As the maturing proceeds are received, they are deposited into the Putnam Stable Value Fund. Any participant-directed contributions in the SCG Stable Value Fund made after July 2, 2001, were invested in the Putnam Stable Value Fund.

The crediting interest rates on investment contracts ranged from 5.29% to 7.62% for the year ended December 31, 2001. The blended rate of return on investment contracts was 2.99% in 2001. The crediting rates for certain investment contracts are reset annually and are based on the market value of the portfolio of assets underlying the contracts. Factors used to determine the crediting rate include each contract's portfolio market value, current yield-to-maturity, duration (i.e., weighted average life) and market value relative to contract value.

Plan Termination

Although the Company has not expressed any intent to terminate the Plan, it has the right to discontinue contributions at any time and terminate the Plan. In the event of Plan termination, participants would be 100% vested in their employer contributions.

Reclassifications

Certain amounts have been reclassified on the financial statements to conform with the current year presentation.

Risks and Uncertainties

The Plan provides for various investment options in any combination of stocks, fixed income securities, mutual funds, and other investment securities. Investment securities are exposed to various risks such as interest rate, market and credit risk. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in risk in the near term could materially affect participants' account balances and the amounts reported in the statement of net assets available for benefits and the statement of changes in net assets available for benefits.

The Southern Connecticut Gas Company Target Plan
Notes to Financial Statements
December 31, 2001 and 2000

3.   INVESTMENTS

The following presents investments that represent 5% or more of the Plan's net assets at December 31, 2001 and 2000:

	2001	2000
Merrill Lynch Trust Company Balanced Fund	-	$7,087,099
Company Stock Fund	$5,056,829	5,520,612
Merrill Lynch Trust Company Equity Fund	-	8,028,425
Merrill Lynch Trust Company Index Fund	-	11,127,121
Merrill Lynch Trust Company Money Market Account	-	3,751,776
Security Life of Denver Guaranteed Investment Contract	-	2,958,996
Janus Advisor Balanced Fund	6,601,687	-
Putnam Vista Fund	4,682,750	-
Putnam S&P 500 Index Fund	8,069,009	-
SCG Stable Value Fund	26,087,088	-

Plan investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated (depreciated) in value during 2001 and 2000, as follows:

	2001	2000
Registered Investment Companies	$(1,825,160)	$1,658,006
Company Stock Fund	(195,536)	179,809
	$(2,020,696)	$1,837,815

4.   INCOME TAX STATUS

The Internal Revenue Service has determined and informed the Company by a letter dated September 20, 2001, that the Plan and related trust are designed in accordance with applicable sections of the Code. The Plan has been amended since receiving the determination letter. The Plan Administrator and management believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the Code.

5.   RELATED PARTY TRANSACTIONS

Certain Plan investments are shares of registered investment companies and common/collective trust funds managed by Merrill Lynch (trustee and recordkeeper prior to July 2, 2001) and Putnam (trustee and recordkeeper from July 2, 2001). Merrill Lynch and Putnam are the trustees as defined by the Plan and, therefore, these transactions qualify as party-in-interest transactions which are exempt from the prohibited transaction rules.

6.   ADMINISTRATIVE EXPENSES

Administrative expenses represent certain transaction fees that are paid by the Plan's participants.

The Southern Connecticut Gas Company Target Plan
Schedule I - Schedule of Assets (Held at End of Year)

	Name of Issue	Investment Type	Current Value
	Janus Advisor Balanced Fund	Registered Investment Company	$ 6,601,687
	Janus Advisor Growth Fund	Registered Investment Company	175,549
	PIMCO Total Return Fund	Registered Investment Company	715,606
*	Putnam Asset Allocation: Growth Fund	Registered Investment Company	6,921
*	Putnam Asset Allocation: Balanced Fund	Registered Investment Company	73,234
*	Putnam Asset Allocation: Conservative Fund	Registered Investment Company	50,604
*	Putnam OTC & Emerging Growth Fund	Registered Investment Company	136,437
*	Putnam International Growth Fund	Registered Investment Company	179,244
*	Putnam Fund for Growth and Income	Registered Investment Company	239,787
*	Putnam Voyager Fund	Registered Investment Company	212,472
*	Putnam Vista Fund	Registered Investment Company	4,682,750
*	Putnam U.S. Government Income Trust Fund	Registered Investment Company	217,934
*	Putnam S&P 500 Index Fund	Registered Investment Company	8,069,009
*	Putnam Money Market Fund	Registered Investment Company	204,157
	SCG Stable Value Fund	Common/Collective Trust	26,087,088
	Energy East Corporation Stock	Company Stock Fund	5,056,829
	Loan Fund	Participant Loans (5.8% - 11.5%)	1,340,777
	Total assets held at end of year		$54,050,085
*	Party-in-interest

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-34776) of Energy East Corporation of our report dated March 4, 2002, relating to the financial statements and financial statement schedule of The Southern Connecticut Gas Company Target Plan, which appear in this Form 11-K.

PricewaterhouseCoopers LLP

New York, New York
March 25, 2002